        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the first quarters of 1995 and 1994 were:

PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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
                                                                                   APRIL 2,       April 3,
THE QUARTER ENDED (IN THOUSANDS, EXCEPT PER SHARE DATA)                                1995           1994
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Loss from continuing operations                                                    $(2,369)       $(5,325)
Income (loss) from discontinued operations                                            (112)           301
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Net loss                                                                           $(2,481)       $(5,024)
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- ----------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                                           8,773          7,310
Weighted average common equivalent shares from stock options                             -              -
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Weighted average common shares and equivalent shares                                 8,773          7,310
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
Primary net income (loss) per share and equivalent share from (1):
     Continuing operations                                                          $(0.27)        $(0.73)
     Discontinued operations                                                         (0.01)          0.04
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Primary net loss per share and equivalent share (1)                                 $(0.28)        $(0.69)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Loss from continuing operations                                                    $(2,369)       $(5,325)
Income (loss) from discontinued operations                                            (112)           301
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Net loss                                                                            (2,481)        (5,024)
Debenture interest and issuance costs                                                  298            299
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Adjusted net loss                                                                  $(2,183)       $(4,725)
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Weighted average common shares outstanding                                           8,773          7,310
Weighted average common equivalent shares
     Stock options                                                                       -              -
     7% convertible debentures                                                         804            804
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Weighted average common shares and equivalent shares                                 9,577          8,114
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Fully diluted net income (loss) per share and equivalent share from (1):
     Continuing operations                                                          $(0.27)        $(0.73)
     Discontinued operations                                                         (0.01)          0.04
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Fully diluted net loss per share and equivalent share (1)                           $(0.28)        $(0.69)
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
(1) For the first quarters of 1995 and 1994, the primary and fully diluted net loss per share were the same because the fully diluted computation was antidilutive.


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